As filed with the Securities and Exchange Commission on November 24, 2004

Registration Statement No. 333-120257

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WELLCARE HEALTH PLANS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-0937650 (I.R.S. Employer Identification No.)

8725 Henderson Road
Tampa, Florida 33634
(Address of Principal Executive Offices)

WELLCARE HEALTH PLANS, INC. 2004 EQUITY INCENTIVE PLAN
WELLCARE HEALTH PLANS, INC. 2005 EMPLOYEE STOCK PURCHASE PLAN
WELLCARE HOLDINGS, LLC 2002 EMPLOYEE OPTION PLAN
NON-PLAN TIME VESTING OPTION AGREEMENTS
(Full title of the plans)

Thaddeus Bereday
Senior Vice President and General Counsel
WellCare Health Plans, Inc.
8725 Henderson Road
Tampa, Florida 33634

(Name and address of agent for service)

(813) 290-6200

(Telephone number, including area code, of agent for service)

Explanatory Note

     On November 5, 2004, WellCare Health Plans, Inc. a Delaware corporation (“WellCare”) filed a Registration Statement on Form S-8, File No. 333-120257, for the registration of 6,678,769 shares of WellCare common stock, par value $.01 per share, to be issued under the WellCare Health Plans, Inc. 2004 Equity Incentive Plan, the WellCare Health Plans, Inc. 2005 Employee Stock Purchase Plan, the WellCare Holdings, LLC 2002 Employee Option Plan and certain non-plan option grants. This post-effective amendment is being filed to correct a typographical error in Exhibit 4.7 (re-filed hereunder as Exhibit 4.1) to such Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

* * * * *

Item 8. Exhibits.

     4.1 WellCare Health Plans, Inc. 2005 Employee Stock Purchase Plan (filed herewith).

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 24th day of November, 2004.

WELLCARE HEALTH PLANS, INC.
By:	/s/ THADDEUS BEREDAY
Thaddeus Bereday
Senior Vice President and General Counsel

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EXHIBIT INDEX

4.1 WellCare Health Plans, Inc. 2005 Employee Stock Purchase Plan (filed herewith).

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